Presentation to the Ad Hoc Group July 2020

Safe Harbor Statement While the information contained in this presentation is provided in good faith, neither CBL & Associates Properties Inc. (together with its subsidiaries and affiliates, “CBL”, of the “Company”) nor any of its advisers, representatives, officers, agents or employees makes any representation, warranty or undertaking, express or implied, with respect to this presentation and no responsibility or liability is accepted by any of them as to the accuracy, completeness or reasonableness of this presentation. The information contained in this presentation is as of the date hereof, and CBL and any of its affiliates each expressly disclaim any obligation to update the information herein presented or to correct any inaccuracies in this presentation that may become apparent. You should conduct your own investigation into any information contained in this presentation. The information included herein contains "forward-looking statements" within the meaning of section 27a of the securities act of 1933, as amended, and section 21e of the securities exchange act of 1934. All statements, other than statements of historical facts, included or incorporated by reference in this presentation that address ongoing or projected activities, events or trends that the company expects, believes, anticipates or assumes will or may occur in the future, including such matters as future operating results, capital expenditures, development or redevelopment projects, distributions, financings or refinancings, acquisitions or dispositions (including the timing, amount and nature thereof), tenant leasing, performance and results of operations, trends of the real estate industry or markets generally, and company business strategies and other matters of such nature are forward-looking statements. Such statements are based on expectations, beliefs, anticipations or assumptions which may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Prospective investors are cautioned that any such statements or projections are not guarantees of future performance and that future events and actual events, financial and otherwise, may differ materially from the events and results discussed in forward-looking statements or projections. The company has no obligation, and makes no undertaking, to publicly update or revise any forward-looking statements or projections.  The reader is directed to the company's various filings with the securities and exchange commission, including without limitation the company's most recent earnings release and supplemental financial schedules filed on form 8-k,  the company's annual report on form 10-k and quarterly report on form 10-q and the "management's discussion and analysis of financial condition and results of operations" included therein, for a discussion of such risks and uncertainties.

Safe Harbor Statement This presentation is for informational purposes only, does not constitute, and shall not be interpreted as an offer, the solicitation of an offer or sale, or as the basis of a contract, and should not be construed as financial, legal, tax, accounting, investment or other advice or a recommendation with respect to any investment. This presentation shall not be taken as any form of commitment on the part of CBL to proceed with any transaction and is not intended to be relied upon as the basis for an investment decision in any securities issued by CBL or any other security. Securities may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an exemption from such registration. You agree that you are not entitled to, and will not, rely on the accuracy or completeness of this presentation, and that you will only be entitled to rely on such representations and warranties as may be included in any definitive agreement with respect to a transaction, when, as and if executed and delivered, and subject to such limitations and restrictions as may be contained therein. This presentation includes certain non-GAAP financial measures, which should be considered only as supplemental to, and not as superior to, financial measures prepared in accordance with GAAP. This presentation and any other information to be supplied is being delivered to you for informational purposes only and upon the express understanding that you will keep confidential the information contained herein or sent herewith or made available in connection with further inquiries pursuant to the terms of the Non-Disclosure Agreement that the recipient of this presentation and the information supplied herein has executed with CBL prior to the receipt hereof and nothing contained herein shall supersede or limit the provisions of the Non-Disclosure Agreement.

Risk Factors The current pandemic of the novel coronavirus, or COVID-19 has, and could continue to, materially and adversely impact or disrupt our financial condition, results of operations, cash flows and performance, as could any future outbreak of another highly infectious or contagious disease. Since being reported in December 2019, COVID-19 has spread globally, including to every state in the United States. On March 11, 2020, the World Health Organization declared COVID-19 a pandemic, and on March 13, 2020, the United States declared a national emergency with respect to COVID-19. The COVID-19 pandemic has had, and may continue to have, repercussions across regional and global economies and financial markets. The outbreak of COVID-19 in many countries, including the United States, has significantly adversely impacted global economic activity and has contributed to significant volatility and negative pressure in financial markets. The global impact of the outbreak has been rapidly evolving and, as cases of COVID-19 have continued to be identified in additional countries, many - including the United States - have reacted by instituting quarantines, mandating business and school closures and restricting travel. Certain states and cities, including where we own properties and where our corporate headquarters is located, have also reacted by instituting quarantines, restrictions on travel, “shelter-in-place” rules, restrictions on types of business that may continue to operate, and/or restrictions on the types of construction projects that may continue. The Company cannot predict if additional states and cities will implement similar restrictions or when restrictions currently in place will be lifted . As a result, the COVID-19 pandemic is negatively impacting almost every industry directly or indirectly, including the retail industry in which the Company and our tenants operate. A majority of our tenants have announced temporary closures or other limits on the operations of their stores and requested rent deferral or rent abatement during this pandemic or have failed to pay rent. In addition, state, local or industry-initiated efforts, such as tenant rent freezes, or governmental or court-imposed delays in the processing of landlord initiated commercial eviction and collection actions in various jurisdictions in light of the COVID-19 pandemic, may also affect our ability to collect rent or enforce remedies for the failure to pay rent. We believe our tenants do not have a contractual right to cease paying rent due to government-mandated closures and we intend to enforce our rights under our lease agreements. However, COVID-19 and the related governmental orders present fairly novel situations for which the ultimate legal outcome cannot be assured, and it is possible future governmental action could impact our rights under the lease agreements. The extent of tenant requests and actions, and the resulting impact to the Company’s results of operations and cash flows, is uncertain and cannot be predicted.

Risk Factors In addition, in response to an executive order issued by state and local authorities, most of our employees based at our headquarters are currently working remotely. The effects of the executive order, including an extended period of remote work arrangements, could strain our business continuity plans, introduce operational risk, including but not limited to cybersecurity risks, and impair our ability to manage our business. The COVID-19 pandemic, or a future pandemic, could also have further material and adverse effects on our ability to successfully operate and on our financial condition, results of operations and cash flows due to, among other factors: a complete or partial closure of, or other operational issues at, one or more of our properties resulting from government or tenant action; the reduced economic activity severely impacts our tenants' businesses, financial condition and liquidity and may cause one or more of our tenants to be unable to meet their obligations to us in full, or at all, or to otherwise seek modifications of such obligations; the reduced economic activity, as well as any lasting reduction in consumer activity at brick-and-mortar commercial establishments due to changed habits in response to the prolonged existence and threat of the COVID-19 pandemic, could result in a prolonged recession and could negatively impact consumer discretionary spending; difficulty accessing debt and equity capital on attractive terms, or at all, impacts to our credit ratings, and a severe disruption and instability in the global financial markets or deteriorations in credit and financing conditions may affect our access to capital necessary to fund business operations or address maturing liabilities on a timely basis and our tenants' ability to fund their business operations and meet their obligations to us; permitting, inspections and reviews by jurisdictional planning commissions and authorities is also likely to be delayed or postponed which could materially impact the timeline and budgets for completing redevelopments; projects in our redevelopment pipeline may not be pursued or may be completed later or with higher costs than anticipated, potentially causing a loss that exceeds our investment in the project; the financial impact of the COVID-19 pandemic could negatively impact our future compliance with financial covenants of our credit facility, indentures and other recourse and non-recourse debt agreements and result in a default and potentially an acceleration of indebtedness, which non-compliance could negatively impact our ability to make additional borrowings under our revolving credit facility and pay dividends;

Risk Factors any impairment in value of our tangible assets and intangible lease assets that could be recorded as a result of weaker economic conditions; a deterioration in our or our tenants' ability to operate in affected areas or delays in the supply of products or services to us or our tenants from vendors that are needed for our or our tenants' efficient operations could adversely affect our operations and those of our tenants; the ability to renew leases or re-lease vacant spaces on favorable terms, or at all; and the potential negative impact on the health of our personnel, particularly if a significant number of them are impacted, could result in a deterioration in our ability to ensure business continuity during this disruption. The extent to which the COVID-19 pandemic impacts our operations and those of our tenants will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, among others. Additional closures by our tenants of their stores and early terminations by our tenants of their leases could further reduce our cash flows, which could impact our ability to resume paying dividends to our stockholders at any point in the future. The extent to which the COVID-19 pandemic impacts our operations and those of our tenants will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, among others. Additional closures by our tenants of their stores and early terminations by our tenants of their leases could further reduce our cash flows, which could impact our ability to resume paying dividends to our stockholders at any point in the future. The rapid development and fluidity of this situation precludes any prediction as to the full adverse impact of the COVID-19 pandemic. T he COVID-19 pandemic presents material uncertainty and risk with respect to our financial condition, results of operations, cash flows and performance. Please see CBL’s filings with the SEC for additional risk factors.

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Introduction to CBL Management



Charles B. Lebovitz, *Chairman of the Board*

- Chairman since CBL's IPO in 1993
- Founded CBL's predecessor in 1978
- Previously CEO and President of CBL
- B.A. from Vanderbilt University



Stephen D. Lebovitz, *Chief Executive Officer*

- Director since 1993
- Joined CBL in 1988
- Previously at Goldman Sachs
- B.S. from Stanford University and M.B.A. from Harvard University



Farzana Khaleel, *Chief Financial Officer*

- CFO since 2012
- Joined CBL in 2000
- Previously at Equitable Real Estate and IRT Property Company
- B.B.A., M.B.A., and M.S. from Georgia State University



Michael I. Lebovitz, *President*

- Position held since 2018
- Joined CBL in 1988
- Previously at Goldman Sachs
- B.B.A. from University of Texas



Jeffrey V. Curry, *Chief Legal Officer and Secretary*

- Joined CBL in 2012 having previously served as CBL's external legal advisor since 1986
- Previously at Husch Blackwell
- B.S. from Freed-Hardeman University, LL.M from New York University and J.D. from Memphis State University



Howard B. Grody, *Senior VP - Leasing*

- Position held since 2008
- Joined CBL in 1991
- Previously at Sizeler Real Estate Properties and R.G. Foster & Associates
- B.S. from Tulane University



Michael C. Harrison Jr., *Executive VP - Operations*

- Position held since 2018
- Joined CBL in 2013
- Previously at RealFoundations and KPMG
- B.B.A. from Dallas Baptist University



Alan L. Lebovitz, *Executive VP - Management*

- Position held since 2018
- Joined CBL in 1995
- Previously at Goldman Sachs
- B.A. from Northwestern University and M.B.A. from Vanderbilt University



Katie A. Reinsmidt, *Chief Investment Officer*

- CIO since 2017
- Joined CBL in 2004
- Previously at A.G. Edwards & Sons
- B.S. from University of Missouri – St. Louis

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CBL Properties CBL Properties owns and manages a national portfolio of market-dominant properties located in dynamic and growing markets Portfolio: 108 properties 59 malls 5 outlet centers 23 associated centers 6 community centers 6 office buildings 9 properties managed for 3rd parties

Strategic Objectives Operational Objectives: Near-term: Preserve occupancy/rents by negotiating short-term renewal leases with troubled retailers and long-term renewal leases with healthy in-demand retailers. Supplement revenue with temporary leasing to locals and regionals and other sources of income. Mid-term: Diversify revenue and improve tenant credit through focus on non-retail new leasing, densification of parking lots and anchor redevelopment. Approximately 76% of total new mall leases in 2019 were to non-apparel tenants. Redevelopment/Portfolio Positioning Objectives: Near-term: Mitigate co-tenancy/revenue loss through quick capital-lite backfill solutions including ground-lease structures, leases with minimal TA, vacant parcel sales, facilitating third-party buyers, etc. Mid-term: Continue accretive redevelopments of former anchor locations that demonstrate high ROI/value creation opportunities through use of available excess cash flow and by contributing value of existing land in joint venture structures. Financial Objectives: Near and Mid-term: Proactively reduce leverage by completing a holistic restructuring of CBL’s balance sheet including: Reducing exposure to unsecured notes Improving interest coverage ratios through lowering interest expense Substantially lengthening debt maturity profile Transform CBL’s portfolio of market-dominant enclosed regional malls into dynamic high-traffic suburban town centers - leading to stabilized revenues, a diversified tenant base and enhanced portfolio value

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Provided Pursuant to the Confidentiality Agreement

COVID-19 Impact and Response

Portfolio Implications of COVID-19 Pandemic:

- COVID-19 is pulling forward several years of retailer fallout.
- Green Street forecasts more than half of mall-based department stores will close by 2021.
- Tenants with weaker liquidity positions or subpar business models will struggle to survive the COVID-19 pandemic and its widespread economic impact.
  - J. Crew, JCPenney bankruptcies and Pier One liquidation are recent examples.
- The majority of the properties in the CBL portfolio closed during the month of March 2020 as a result of government-mandated orders. CBL believes it fully preserved its lease rights by closing locations when governmentally mandated and has notified the majority of national tenants that did not pay April rents that they are in default of their lease obligation.
- As of June 9, 2020, all but one property had reopened, including two for curbside or exterior only.
- CBL April rent collections were approximately 27% of billed cash-based rents, and estimates for May rent collections are approximately 32%.
  - CBL was collecting ~25% as of the middle of May and ended May at ~32% collections. Collection rates have continued to improve through June.
- The majority of CBL's tenants have requested deferral of rent or in certain instances, abatement of rents due. Given that stores were closed for roughly 6-8 weeks and sales recovery is anticipated to be gradual, CBL is working with many of its tenants on partial rent deferral or relief.

CBL® 9

COVID-19 Impact and Response Significant Actions Taken to Preserve/Enhance Liquidity: CBL has implemented comprehensive programs to halt all non-essential expenditures, to reduce operating and overhead expenses and to reduce, defer or suspend capital expenditures, including redevelopment investments. The impact of these programs is reflected on the Cash Flow projections provided herein and include: Temporary reductions to executive compensation, including a 50% reduction for CBL’s Chairman, CEO and President, a 50% reduction to independent director fees and a 20% reduction for other officers; A broad-based 60-day furlough program impacting approximately 300 employees, or 60% of CBL’s workforce; 10% salary reductions for the full staff starting April 1; Capital expenditure reductions or deferrals, including redevelopment expenditures, estimated in the range of $60 million - $80 million; Suspension or delay of all other non-essential expenditures. CBL has also taken actions to improve its liquidity position to help offset the impact to near-term cash flows. In March, CBL completed a $280 million aggregate draw on its line of credit, which represented substantially all the remaining available balance. CBL has also been able to achieve debt service payment deferrals for certain secured loans.

Criteria for Investments Stand-alone unlevered return. Cross-benefit to the entire center (will the project drive additional traffic/sales to the center and ultimately result in higher renewal spreads for existing tenants/percentage rents/advertising opportunities, etc.). Defensive nature of the project - does it solve any co-tenancy by preserving revenue and what impact will long-term anchor vacancy have on the property? Is the mall unencumbered, collateral or secured?  If secured, does it make sense to invest relative to the mortgage value, and will CBL recover the investment through the property’s cash flows? Are there capital-lite alternatives (joint ventures, vacant parcel sales, ground lease structures, etc.) that allow CBL to complete a transformative redevelopment while investing limited or no capital? What is the risk that additional anchors will close and the impact that may have on the current project plans? Are we diversifying the uses and improving tenant credit quality? Long-term viability of the mall (i.e., competitive position, demographic shifts, etc.) Prudent Capital Allocation – CBL evaluates every project to ensure stringent investment criteria are met prior to project start

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Provided Pursuant to the Confidentiality Agreement

CBL is Reinventing its Properties

Malls Are Becoming Suburban Town Centers

DIVERSIFYING

- More Food:
  - Cheesecake Factory, Malone's, Drake's, Seasons 52
- More Health & Beauty:
  - Sephora, Ulta Beauty, TruFit, O2 Fitness, Orange Theory
- More Entertainment & Experience:
  - Main Event, Dave & Busters, Round 1, Tilt
- More Value/Boutique:
  - Ross, TJMaxx, Altar'd State, A Beautiful Soul
- More Mixed-use:
  - Aloft, Hilton Garden Inn, Hampton Inn

REDEVELOPING – 2020 Projects

- Coastal Grand Dick's Relocation
- Hamilton Place Self Storage
- Hamilton Place Sears Redevelopment (Dick's Sporting Goods, Dave & Busters)
- Parkdale Self Storage
- Pearland HCA Medical Building

CBL®
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Provided Pursuant to the Confidentiality Agreement

Anchor Replacement Program

Nearly 30 Locations Committed Including 15 Capital Lite Projects

Property	Former Anchor	Replacement	Status
Layton Hills	Macy's (Dillard's)	Dillard's	Open*
Eastland Mall	JCPenney	H&M, Planet Fitness	Open
Jefferson Mall	Macy	Round1	Open
Northwoods Mall	Sears (Seritage)	Burlington	Open*
Kentucky Oaks Mall	Sears (Seritage)	Burlington, Ross Dress for Less	Open*
West Towne	Sears (Seritage)	Dave & Busters, Total Wine	Open*
Parkdale Mall	Macy	Dick Sporting Goods, Five Below, HomeGoods	Open
Brookfield Square	Sears	Marcus Theaters, Whirlyball	Open
Brookfield Square	Sears Excess Land (City)	Hotel/Convention Center	Open*
Laurel Park Place	Carson's	Dunham Sports	Open
Meridian Mall	Younkers	High Caliber Karts	Open*
Stroud Mall	Boston	Shoprite	Open*
Kentucky Oaks Mall	Elder Beerman	HomeGoods, Five Below	Open*
Frontier Mall	Sears (Jax)	Jax Outdoor Gear	Open*
Stroud Mall	Sears	EFO Furniture Outlet	Open*
Dakota Square	Herberger	Ross Dress for Less	Open
Hamilton Place	Sears	Dicks Sporting Goods, Dave & Busters, ALoft Hotel, office	Open (Aloft opens in '21)
Cherryvale Mall	Sears	Tilt	Complete - Opening Pending
York Galleria	Sears	Hollywood Casino	Under Construction – opens '20/'21
Westmoreland Mall	BonTon	Stadium Live! Casino	Under Construction – opens '20*
Richland Mall	Sears (Dillard's)	Dillard's	Under Construction – opens '20*
Post Oak Mall	Sears (Elm Creek)	Conn's HomePlus	Under Construction – open '20
Kirkwood Mall	BonTon	Restaurants	Construction start in 2020
South County Center	Sears	Round1	Construction TBD
Imperial Valley	Sears (Seritage)	Hobby Lobby	Construction TBD*
Hanes Mall	Sears (Novant)	Novant Health	Construction TBD *
Sunrise Mall	Sears (Elm Creek)	OFS Entertainment/Fitness User	Construction TBD*
Cross Creek Mall	Sears	Dave & Busters, Rooms To Go, Restaurants	Construction start in 2020
West Towne Mall	Boston	Von Maur	Opening 2022

*Denotes Capital Lite project with zero or minimal capital invested by CBL.

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Brookfield Square, Milwaukee, WI Sears Redevelopment - OPEN Replaced Former Sears with: Whirlyball, Marcus Theaters, Restaurants, Fitness, shops 168-key Hilton Garden Inn and adjacent conference center (sale) Project SF Total Cost (ex. Acq. Cost) Est. Opening Pro Forma Unleveraged Yield 126,000 $25.2M Open 10.1%

Hamilton Place, Chattanooga, TN Sears Redevelopment - OPEN Replaced Sears location with: Cheesecake Factory, Dick’s Sporting Goods and Dave & Busters 145-Room Boutique Hotel (opens ‘21)

Cross Creek, Fayetteville, NC Sears Redevelopment – Construction in ‘20 Former Sears to be replaced with: Rooms To Go (sale) Longhorn Steakhouse & BJs Brewhouse Dave & Busters, Shops Construction on hold, expected to commence in 2020 Project SF Total Cost (ex. Acq. Cost) Est. Opening Pro Forma Unleveraged Yield 65,746 $17.5M TBD 10.3%

Top 25 Tenants Based on Percentage of Q1 2020 Annualized and FY 2019 Revenue1 The percentage of total revenues is based on the Company's total consolidated revenues and pro rata share of unconsolidated revenues received

Selected Anchor Composition by Annual Gross Rent – CBL Share1,2 Excludes non-core properties As of March 31, 2020 ($ in millions)

Projection Assumptions and Methodology Overall Projection Framework Property level projections are undertaken on a space-by-space / tenant-by-tenant basis taking into account The current in-place lease including rate and escalations, assumptions on lease rollovers and views on bankruptcies and any co-tenancy impacts G&A based on a detailed bottoms up analysis 2020P – Post-COVID Management adjusted pre-COVID Projections for the following items to arrive at post-COVID 2020 Projections Revenue: Rent abatements, concessions, and deferrals were taken into account including April 2020 collection rates to determine adjustments to revenue Expenses: Expense estimates incorporate utility, janitorial, and payroll savings due to mall closures and personnel furloughs. Additionally, Management team deferred/canceled non-essential planned R&M CapEx: Management reviewed planned capital expenditures for 2020. All CapEx spend was deferred with the exception of those items already completed or essential for life safety issues (i.e. parking garage, etc..) Redevelopment/Development: All current and planned 2020 Development spend was reviewed and essential (i.e. work already completed) and necessary (projects close to completion, date sensitive, etc..) projects were kept in 2020. Certain projects were pushed to later dates 2021P Prepared on tenant space-by-space basis as noted in the overall projection framework

Key Financial Metrics Overview: Accrual Basis1 NOTE: This presentation includes financial forecasts with respect to certain metrics of CBL. These projections have not been prepared in accordance with GAAP and should not be relied upon as being indicative of future results. The assumptions and estimates underlying these forecasts are inherently uncertain, are subject to a number of risks, including those referred to herein, and are subject to change. These projections speak only as of the date of this presentation and CBL has no obligation, and makes no undertaking, to update the projections. All figures presented on GAAP basis Based on CBL’s share of consolidated and unconsolidated joint ventures GAAP NOI defined as property operating revenues (rental revenues, tenant reimbursements and other income) less property operating expenses (property operating, real estate taxes and maintenance and repairs) Adjusted EBITDA defined as NOI less corporate G&A, plus management / development fee income from third parties, and other corporate items FFO defined as NAREIT’s definition of FFO less dividends on preferred stock of the Company, as applicable Adjustments include items such as gain on extinguishment of debt, litigation expense, and abandoned project write-offs; management does not project adjustments Determined based on credit facility outstanding balance and NOI as defined of borrowing based properties at each period. 12/31/18 ratio reflects closing ratio on 1/31/19 based on 12/31/18 NOI and outstanding balance at 1/31/19 HISTORICAL COVENANT COMPLIANCE HISTORICAL & PROJECTED FINANCIALS2 ($ in millions)

2019 BY OWNERSHIP TYPE Note: Only showing actuals for properties in CBL’s current portfolio and does not include properties previously disposed Based on CBL’s share of consolidated and unconsolidated joint ventures; Excludes non-core properties Includes storage, residences/hotels, offices, land, residences, and outparcels Key Property Metrics: Modified Cash Basis NOI - CBL Share1 2019 BY PROPERTY TYPE Modified Cash NOI excludes straight line rents, above / below market lease rates, landlord inducements and lease buyouts and management fees ($ in millions)

Historical Key Financial Metrics – CBL Share (Modified Cash NOI)1 Note: Only showing actuals for properties in CBL’s current portfolio and does not include properties previously disposed Based on CBL’s share of consolidated and unconsolidated joint ventures; Excludes non-core properties Includes a combination of associated centers, community centers, storage, residences/hotels, offices, land, residences and outparcels Modified Cash NOI excludes straight line rents, above / below market lease rates, landlord inducements and lease buyouts and management fees

Projected Key Financial Metrics – CBL Share (Modified Cash NOI)1 NOTE: This presentation includes financial forecasts with respect to certain metrics of CBL. These projections have not been prepared in accordance with GAAP and should not be relied upon as being indicative of future results. The assumptions and estimates underlying these forecasts are inherently uncertain, are subject to a number of risks, including those referred to herein, and are subject to change. These projections speak only as of the date of this presentation and CBL has no obligation, and makes no undertaking, to update the projections. Based on CBL’s share of consolidated and unconsolidated joint ventures; Excludes non-core properties; Guaranteed properties shown at CBL% of guarantee Includes storage, residences/hotels, offices, land, residences and outparcels Assumes that mortgages with maturities during this period are refinanced at their current principal and interest payment rates Modified Cash NOI excludes straight line rents, above / below market lease rates, landlord inducements and lease buyouts and management fees

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COVID-Adjusted Cash Flow Projections for 2020

($ in millions)

Overview of Monthly Cash Position (non-GAAP):

- Cash position reflects Management's best estimate of revenue collection and expense savings, including actual collection rates of approximately 27% in April and 32% in May and capital expenditures and certain redevelopment spend
  - CBL was collecting ~25% as of the middle of May and ended May at ~32% collections. Collection rates have continued to improve through June
- Includes $280mm draw on credit facility in March, and no further draws and/or paydowns
  - It is the Company's view that the credit facility lenders do not presently hold perfected liens on the Company's cash
- Assumes ongoing corporate debt service, such as interest on credit facility and senior unsecured notes, and no restructuring transaction
- Reflects actual cash flows through March 31 and Company business plan forecast from April 1 through year-end

Elements of Key Annual Cash Flow Projections:

- General & Administrative Expense: ~$64mm
- Property Debt Service: ~$119mm
- Property Escrow: ~$21mm
- Capex / Tenant Allowances: $25 – 30mm
- Redevelopment Capex: $45 – 50mm
- Dispositions: ~$10-20mm


Estimated Month-End Cash Position
$400
$300
$200
$100
-
Jan
Feb
Mar
Apr
May
Jun
Jul
Aug
Sep
Oct
Nov
Dec

Detail on Capex / Redevelopment Spend

- All CapEx spend deferred, except those items already completed or essential for life safety issues (i.e. parking garage, etc..)
- Redevelopment spend in 2020 and 2021 are curtailed to preserve cash

NOTE: This presentation includes financial forecasts with respect to certain metrics of CBL. These projections have not been prepared in accordance with GAAP and should not be relied upon as being indicative of future results. The assumptions and estimates underlying these forecasts are inherently uncertain, are subject to a number of risks, including those referred to herein, and are subject to change. These projections speak only as of the date of this presentation and CBL has no obligation, and makes no undertaking, to update the projections.

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Secured and Unsecured Loan Balances – CBL Share1 Excludes non-core properties Current LOC balance of $1.31mm and revolver balance of $675.93mm Outstanding balances at original maturity dates ($ in millions) 2

Appendix

Historical Operating Metrics – 2017 CBL Share1 Modified Cash NOI excludes straight line rents, above / below market lease rates, landlord inducements and lease buyouts and management fees Note: Only showing actuals for properties in CBL’s current portfolio and does not include properties previously disposed; Guaranteed properties shown at CBL% of guarantee Based on CBL’s share of consolidated and unconsolidated joint ventures; Excludes non-core properties Includes storage, residences/hotels, offices, land, residences and outparcels Includes new development, redevelopment and expansion costs

Historical Operating Metrics – 2018 CBL Share1 Modified Cash NOI excludes straight line rents, above / below market lease rates, landlord inducements and lease buyouts and management fees Note: Only showing actuals for properties in CBL’s current portfolio and does not include properties previously disposed; Guaranteed properties shown at CBL% of guarantee Based on CBL’s share of consolidated and unconsolidated joint ventures; Excludes non-core properties Includes storage, residences/hotels, offices, land, residences and outparcels

Historical Operating Metrics – 2019 CBL Share1 Modified Cash NOI excludes straight line rents, above / below market lease rates, landlord inducements and lease buyouts and management fees Note: Only showing actuals for properties in CBL’s current portfolio and does not include properties previously disposed; Guaranteed properties shown at CBL% of guarantee Based on CBL’s share of consolidated and unconsolidated joint ventures; Excludes non-core properties Includes storage, residences/hotels, offices, land, residences and outparcels

Projected Operating Metrics – 2020 CBL Share1 Modified Cash NOI excludes straight line rents, above / below market lease rates, landlord inducements and lease buyouts and management fees NOTE: This presentation includes financial forecasts with respect to certain metrics of CBL. These projections have not been prepared in accordance with GAAP and should not be relied upon as being indicative of future results. The assumptions and estimates underlying these forecasts are inherently uncertain, are subject to a number of risks, including those referred to herein, and are subject to change. These projections speak only as of the date of this presentation and CBL has no obligation, and makes no undertaking, to update the projections. Based on CBL’s share of consolidated and unconsolidated joint ventures; Excludes non-core properties; Guaranteed properties shown at CBL% of guarantee Includes storage, residences/hotels, offices, land, residences and outparcels Assumes that mortgages with maturities during this period are refinanced at their current principal and interest payment rates

Projected Operating Metrics – 2021 CBL Share1 Modified Cash NOI excludes straight line rents, above / below market lease rates, landlord inducements and lease buyouts and management fees NOTE: This presentation includes financial forecasts with respect to certain metrics of CBL. These projections have not been prepared in accordance with GAAP and should not be relied upon as being indicative of future results. The assumptions and estimates underlying these forecasts are inherently uncertain, are subject to a number of risks, including those referred to herein, and are subject to change. These projections speak only as of the date of this presentation and CBL has no obligation, and makes no undertaking, to update the projections. Based on CBL’s share of consolidated and unconsolidated joint ventures; Excludes non-core properties; Guaranteed properties shown at CBL% of guarantee Includes storage, residences/hotels, offices, land, residences and outparcels Assumes that mortgages with maturities during this period are refinanced at their current principal and interest payment rates

Loan Balances – CBL Share1 1. Based on CBL’s share of consolidated and unconsolidated joint ventures; Excludes non-core properties Outstanding balances at original maturity dates; Variable Rates as of 3/31/20 ($ in millions)

Loan Balances – CBL Share1 1. Based on CBL’s share of consolidated and unconsolidated joint ventures; Excludes non-core properties Outstanding balances at original maturity dates; Variable Rates as of 3/31/20 ($ in millions)

Loan Balances – CBL Share1 Based on CBL’s share of consolidated and unconsolidated joint ventures; Excludes non-core properties Current LOC balance of $1.31mm and revolver balance of $675.93mm Outstanding balances at original maturity dates; Variable Rates as of 3/31/20 ($ in millions) 2

Anchor Exposure1 Excludes non-core properties

Anchor Exposure1 Excludes non-core properties

Anchor Exposure1 Excludes non-core properties

Anchor Exposure1 Excludes non-core properties

Anchor Exposure1 Excludes non-core properties

Select Statistics on Certain Malls Brookfield Square excludes redeveloped Sears parcel York Galleria includes redeveloped Sears parcel 1 2